UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2008

River Rock Entertainment Authority

(Exact name of registrant as specified in its charter)

Not Applicable	333-115186	68-0490898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 Highway 128 East Geyserville, California		95441
(Address of principal executive offices)		(Zip Code)

(707) 857-2777

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.  Appointment of Certain Officers

On October 8, 2008, River Rock Entertainment Authority (the “Authority”) entered into an employment agreement with Mr. John Cirrincione whereby Mr. Cirrincione will serve as the Chief Operating Officer of the Authority and of the River Rock Casino. The agreement is effective as of October 7, 2008, and continues through October 7, 2011, unless terminated earlier by the parties under the terms of the agreement. The agreement provides for the payment to Mr. Cirrincione of an initial annual base salary of $275,000.00. Mr. Cirrincione will also be eligible to receive an annual bonus in the discretion of the Board not to exceed twenty-five percent (25%) of his annual base salary. If Mr. Cirrincione’s employment is terminated for reasons other than cause, including death or disability, Mr. Cirrincione will be entitled to his salary for three months. Either party may terminate the agreement within 30 days written notice. The full text of the employment agreement is included as Exhibit 10.1 to this report and is incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT	DESCRIPTION

10.1	Employment Agreement, dated as of October 7, 2008, between the River Rock Entertainment Authority and John Cirrincione

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 14, 2007
River Rock Entertainment Authority

	By:	/s/ Shawn S. Smyth
Shawn S. Smyth
Chief Executive Officer